UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 17, 2016
PERFORMANCE SPORTS GROUP LTD.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-36506 (Commission File Number)	Not Applicable (I.R.S. Employer Identification Number)

100 Domain Drive Exeter, NH (Address of principal executive offices)	03833-4801 (Zip Code)

Registrant’s telephone number, including area code:  (603) 610-5802
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events.
An article appearing in the August 15, 2016 edition of New Hampshire Business Review reported that a Performance Sports Group spokesman “said that the firm is not under any investigation by federal authorities, though it is the target of six class action suits filed in May and consolidated in U.S. District Court in New York.”

That report is not accurate. While its August 15 announcement referenced an internal investigation, Performance Sports Group is also the subject of inquiries by U.S. and Canadian securities regulators, including an investigation by the U.S. Securities and Exchange Commission.  It is also a named defendant in only one shareholder class action lawsuit now pending in the U.S. District Court for the Southern District of New York.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 17, 2016
PERFORMANCE SPORTS GROUP LTD.

By:	/s/ Michael J. Wall
	Name:	Michael J. Wall
	Title:	Executive Vice President, General Counsel and Corporate Secretary